UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Avenue, Suite 126, Midland, Texas	79701
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.02. Termination of a Material Definitive Agreement

As disclosed in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 29, 2013 (the "October 8K"), during September and October, we issued notes with revenue participation interests (the "Notes") pursuant to two separate private offerings (the "Notes Offering"), each with a maximum offering size of $325,000.  As of the date of the October 8K, we issued an aggregate of $101,000 Notes to be paid back through revenues received from our subsidiary, STW Oilfield Construction, LLC ("Oilfield Construction").  Since the filing of October 8K, the Note holder decided to convert his participation in the Notes into the private Unit offering described in Item 3.02 below.  As a result, we have cancelled the Notes Offering tied to the revenues we receive from Oilfield Construction.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities

As further disclosed in the October 8K, we also issued 6% convertible original issue discount notes with revenue participation interests (the "October Notes") in October 2013, with a maximum offering of $207,000 (the "October Offering"), which shall remain open until December 31, 2013.  Payments due upon the October Notes, were to made out of our share of our subsidiary, STW Pipeline Maintenance & Construction, LLC's (“Pipeline Maintenance”) Net Operating Revenues.  Since the October 8K, we have issued an additional $100,000 in October Notes, for a total issuance of $180,000 of October Notes.

On November 22, 2013, we sold an aggregate of 3,750,000 units pursuant to a Share Purchase Agreement (the "Purchase Agreement") to 2 accredited investors (the "Investors"), each consisting of (a) one share of common stock and (b) one, 2 year, common stock purchase warrant to purchase one share of common stock at an exercise price of $0.20 per share, subject to adjustment (the "Warrants," collectively with the shares of common stock, the "Units").  Each Unit had a purchase price of $0.08, and the Company will receive an aggregate of $300,000 in gross funding in the transaction (the "Offering").  The warrants, if exercised, of which there can be no guarantee, will bring in gross proceeds of approximately $750,000 for a total potential capital raise of approximately $1,050,000.

The Purchase Agreement contains representations and warranties by the Company and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used, and with respect to the investors: authorization, accredited investor status and investment intent.

The foregoing description of the terms of the Purchase Agreement and Warrant is qualified in its entirety by reference to the provisions of the forms of the Purchase Agreement and Warrant which are filed as Exhibits 10.2 and 4.1 to this Current Report, respectively, and are incorporated by reference herein.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
4.1	Form of 6% Convertible Original Issue Discount Notes with Revenue Participation Interests (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on October 29, 2013)
4.2	Form of Warrant
10.1	Form of Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO